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                         Exhibit 10a
                         -----------

                LEVI STRAUSS ASSOCIATES INC.
                 DEFERRED COMPENSATION PLAN
                             FOR
                      OUTSIDE DIRECTORS

                         ----------

                         AMENDMENTS


     WHEREAS, Levi Strauss Associates Inc. (the "Company") has established the Levi Strauss Associates Inc. Deferred Compensation Plan for Outside Directors (the "Plan");

     WHEREAS, the Company desires to amend the Plan in order to provide outside directors of the Company with alternative measurements for growth of Deferred Compensation under the Plan;

     WHEREAS, by resolutions duly adopted on June 18, 1992, the Board of Directors of the Company authorized Robert D. Haas, Chairman of the Board and Chief Executive Officer, to adopt certain amendments to the employee benefit plans of the Company and to delegate to any other officer of the Company the authority to adopt certain amendments to such plans (the "Delegation"); and

     WHEREAS, on June 1, 1993, pursuant to the Delegation, Robert D. Haas delegated to Donna J. Goya, Senior Vice President, the authority to amend the employee benefit plans of the Company subject to specified limits, and such delegation has not been amended, rescinded or superseded as of the date hereof;

     NOW, THEREFORE, effective as of the date hereof, the Company amends
Article 6 of the Plan in its entirety to read as set forth below:

     6.  Additional Credits With Respect to Deferred Compensation
         --------------------------------------------------------

         a.    In General
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               The Deferred Compensation of an eligible outside
               director shall be credited with increases and, as appropriate, decreases to reflect the performance of the measurement standard offered by the Company pursuant to this Article 6 and selected by the eligible outside director. If with respect to all or a portion of an eligible outside director's Deferred Compensation, such outside director fails to elect a measurement standard or if a measurement standard becomes unavailable under the Plan without an effective successor election by the eligible outside director, such Deferred Compensation shall receive credits pursuant to Article 6(b)(i) below.

         b(i)  Interest Measurement Standard
               -----------------------------

               With respect to amounts of Deferred Compensation for which the interest measurement standard is applicable, interest shall be computed monthly as of the last day of each calendar month on the undistributed balance of each eligible outside director's Deferred Compensation at the end of such calendar month. Such interest shall be computed at a monthly interest rate equal to one-twelfth (1/12) of the annual interest rate charged for commercial loans to most creditworthy customers, as most recently announced by Bank of America in San Francisco, California, effective as of the last day of the calendar month on which such interest is computed; except that for any calendar year beginning prior to January 1, 1982, interest shall be credited in accordance with the procedures specified in the Plan as then in effect.
               Such interest shall be credited to the account of each outside director on the books of the Company as of December 31 of such calendar year.

         (ii)  Alternative Measurement Standard
               --------------------------------

               The Company may from time to time offer one or more measurement standards in addition to the standard described in Article 6(b)(i) above. Such alternative measurement standards offered by the Company may include standards which have different potential for risk and return and could result in reductions in value of the Deferred Compensation of an outside director who elects such standards. The availability of any such alternative measurement standard, and the terms applicable to such standard (including, but not limited to, the method and frequency with which increases or decreases are reflected in the amount of Deferred Compensation) are solely in the discretion of the Company.

         (iii) Election of Standard
               --------------------

               The Administrator, in its discretion, shall prescribe procedures for election of measurement standards and changes in measurement standards applicable to Deferred Compensation.

     IN WITNESS WHEREOF, the undersigned has set her hand hereunto on December 31, 1994.


                                    /s/Donna J. Goya
                                    --------------------------------------
                                    Donna J. Goya
                                    Senior Vice President